UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2010

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

    On February 22, 2010, Cleco Evangeline LLC (“Evangeline”), an indirect wholly owned subsidiary of Cleco Corporation (“Cleco”), and J.P. Morgan Ventures Energy Corporation (“JPMVEC”) entered into a Purchase, Sale and Restructuring Agreement (“Evangeline Restructuring Agreement”) whereby the parties agreed to (i) terminate the existing Capacity Sale and Tolling Agreement between the parties (“Evangeline Tolling Agreement”) which was set to expire in 2020 and (ii) enter into a new Capacity, Sale and Tolling Agreement effective March 1, 2010.  The other significant terms of the Evangeline Restructuring Agreement are:

▪ The new tolling agreement is an exclusive, market-based tolling agreement for Evangeline’s generating Units 6 and 7, expiring on December 31, 2011, with an option for JPMVEC to extend the term of the agreement through December 31, 2012.  The agreement also gives Evangeline the right to terminate its Unit 6 obligations prior to the expiration of the term;
▪ $126.6 million of Evangeline’s 8.82% Senior Secured Bonds due 2019 (the “Evangeline Bonds”) owned by JPMVEC were transferred to Evangeline and subsequently retired by Evangeline; and $5.3 million of accrued interest associated with the Evangeline Bonds transferred to Evangeline was eliminated;
▪ JPMVEC paid Evangeline $56.7 million; and
▪ JPMVEC returned Cleco’s $15.0 million letter of credit issued under the Evangeline Tolling Agreement and the letter of credit was terminated.

The termination of the Evangeline Tolling Agreement was considered a termination of an operating lease and a triggering event requiring an asset impairment analysis.  The $56.7 million cash payment from JPMVEC was treated as partially a settlement of the $26.9 million operating lease asset that represented the straight line recognition of a fixed escalation.  Management is currently evaluating the asset impairment analysis on Evangeline’s assets which as of January 31, 2010 had a carrying value of $182.8 million.
In accordance with the terms of the Evangeline Restructuring Agreement, Evangeline issued an irrevocable redemption notice to call the remaining $35.2 million of outstanding Evangeline Bonds, and to pay the debt holders $1.5 million of accrued interest and approximately a $10.0 million make-whole payment at the redemption date.  As a result of the debt retirement, Evangeline will expense $2.2 million in unamortized debt issuance costs associated with the Evangeline Bonds.  The Evangeline Bonds were non-recourse to Cleco and redemption of the Evangeline Bonds is permitted under Cleco’s revolving credit facility.  Upon the redemption of the remaining Evangeline Bonds $30.1 million of restricted cash will be released to Evangeline.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: February 22, 2010	By: /s/ R. Russell Davis
R. Russell Davis
Vice President, Investor Relations & Chief Accounting Officer